UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2018

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

ITEM 3.01
NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 13, 2018, MabVax Therapeutics Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (the “Staff”) notifying the Company that the stockholders’ equity of $1.1 million as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1) (the “Rule”).

The decline in the Company’s stockholders’ equity was largely a result of planned expenditures related to continuation of Phase 1 clinical trials of the Company’s therapeutic antibody MVT-5873 in combination with nab-paclitaxel and gemcitabine to patients newly diagnosed with CA19-9 positive pancreatic cancer and continued enrollment in MVT-1075 as a radioimmunotherapy for pancreatic cancer. MabVax completed an aggregate of $2.7 million in financing in February 2018 and is seeking to complete one or more strategic transactions in the second quarter of 2018.

The Company has been provided 45 calendar days, or until May 29, 2018, to submit a plan (the “Plan”) to regain compliance with the Rule. If the Plan is accepted, the Staff may grant an extension of up to 180 calendar days from the date of the notification letter (the “Maximum Extension”) to evidence compliance with the Rule.

While the Company is exercising diligent efforts, including seeking to complete one or more strategic transactions, to maintain the listing of its common stock on NASDAQ, and intends to timely provide NASDAQ with its Plan to regain compliance with the Rule, there can be no assurance that the Company will complete a strategic transaction in a timely manner, if at all, or that the Staff will accept the Plan or that if the Plan is accepted, the Maximum Extension will be granted or that the Company will be able to regain compliance with the Rule.

In the event the Plan is not accepted or the Company fails to demonstrate compliance during the extension period, the Company expects the Staff to provide written notification to the Company that its securities will be delisted from the NASDAQ Capital Market (a “Delisting Notice”). If the Company receives a Delisting Notice, the Company may appeal the Staff’s determination to delist its securities to a Hearings Panel.

ITEM 8.01
OTHER EVENTS.

On April 13, 2018, the Company issued a press release announcing the receipt of a letter from the NASDAQ Capital Market giving the Company notice that the Company was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1). The press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

ITEM 9.01
FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated April 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: April 13, 2018	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer